Exhibit 99.2
[Qwest Logo]

QWEST TO WEBCAST INVESTMENT COMMUNITY CONFERENCE CALL

DENVER, DECEMBER 21, 2000 -- Qwest Communications International Inc. (NYSE: Q), the broadband Internet communications company, today announced that it will host an Investment Community Conference Call starting at 12:00 p.m. Eastern Time. Media, analysts, investors and other interested persons may access a webcast of the event at www.qwest.com/irFinancialReports. The call will feature Joseph P. Nacchio, Qwest chairman and CEO, addressing today's press release reconfirming the company's financial estimates for 2000 and 2001.

ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 104,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.

                                      # # #




This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, intense competition in the communications services market, changes in demand for Qwest's products and services, changes in general economic conditions, dependence on new product development, rapid technological and market change, failure to maintain rights of way, financial risk management and future growth subject to risks, adverse changes in the regulatory or legislative environment, and failure to achieve the synergies and financial results expected from the acquisition of U S WEST, Inc. This release may include analysts' estimates and other information prepared by third parties, for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.



  Contacts:         MEDIA CONTACT:                     INVESTOR CONTACT:
                    --------------                     -----------------
                    Tyler Gronbach                     Lee Wolfe
                    (303) 992-2155                     800-567-7296
                     tyler.gronbach@qwest.com          IR@qwest.com



                                       6